Exhibit 99.1

Pharmasset, Inc.
303-A College Road East
Princeton, NJ 08540 U.S.A.
Phone: (609) 613-4100
Fax: (609) 613-4150
www.pharmasset.com
Nasdaq : VRUS

Pharmasset Reports Fiscal Second Quarter 2009 Financial Results

PRINCETON, NJ – (May 11, 2009) – Pharmasset, Inc. (Nasdaq: VRUS), a clinical stage pharmaceutical company committed to discovering, developing, and commercializing novel drugs to treat viral infections, reported financial results and operational highlights for the fiscal quarter ended March 31, 2009.

Financial Results

Revenues were $1.9 million during the quarter ended March 31, 2009 compared to $0.5 million for the quarter ended March 31, 2008 and reflect the receipt of $1.4 million of research and development payments and the amortization of up-front and subsequent collaborative and license payments received from Roche.

Net cash used in operating activities was $15.5 million for the quarter ended March 31, 2009 as compared to $9.4 million for the quarter ended March 31, 2008. Pharmasset held $79.3 million in cash and cash equivalents at the end of the fiscal second quarter.

Total operating expenses for the quarter ended March 31, 2009 were $16.6 million as compared to $12.8 million for the same period in 2008. The increase in operating expenses for the quarter ended March 31, 2009 was primarily the result of an increase in phase 3 registration study expenses for clevudine for the treatment of chronic hepatitis B infection, as well as increased preclinical development expenses for our second generation hepatitis C virus (HCV) product candidate, PSI-7851, and the purine series of compounds.

Pharmasset reported a net loss of $15.5 million, or $0.59 per share for the quarter ended March 31, 2009, as compared to a net loss of $12.1 million, or $0.57 per share for the quarter ended March 31, 2008.

Recent Highlights:

•

On April 25, 2009, Pharmasset, Roche, and InterMune reported results from the INFORM-1 trial as an oral late breaker at the European Association for the Study of the Liver (EASL) in Copenhagen, Denmark. This is the first study to investigate the activity of a combination of two oral antiviral molecules to treat HCV in the absence of interferon. The study is investigating the combination of Pharmasset’s R7128, a nucleoside inhibitor, with InterMune’s R7227, a protease inhibitor;

•

On April 24, 2009, Pharmasset announced that its development partner, Roche, had initiated dosing of patients in the phase 2b trial of R7128 in combination with the standard of care in genotype 1 and 4 HCV infected patients. The start of the trial triggered a $10.0 million milestone payment to Pharmasset that is expected to be received in the quarter ending June 30, 2009;

•	On April 20, 2009, Pharmasset announced that it had voluntarily halted its phase 3 registration studies of clevudine for the treatment of chronic hepatitis B infection;

•	On March 31, 2009, Pharmasset announced the dosing of the first healthy volunteer in the phase 1 trial with PSI-7851, a second generation nucleotide inhibitor of HCV.

“Our HCV pipeline continues to make solid progress”, stated Schaefer Price, President and Chief Executive Officer. “In April, we announced exciting data from the INFORM-1 trial at EASL and the initiation of the phase 2b trial with R7128. We are now able to increase our focus on further strengthening our portfolio of HCV nucleos(t)ides with the decision to halt registration studies with clevudine. We look forward to providing the first antiviral data on PSI-7851 in the second half of 2009.”

Calendar Year 2009 Anticipated Milestones:

•	Announce selection of candidate(s) from our purine series of nucleos(t)ide analog for HCV in second half of 2009;

•	Provide update on safety from first 100 patients in the Phase 2b with Roche in second half of 2009;

•	Report phase 1 antiviral data with PSI-7851 in second half of 2009;

•	Report further data from INFORM-1 trial in fourth quarter of 2009.

About Pharmasset

Pharmasset is a clinical-stage pharmaceutical company committed to discovering, developing, and commercializing novel drugs to treat viral infections. Pharmasset’s primary focus is on the development of oral therapeutics for the treatment of hepatitis C virus (HCV) and, secondarily, on the development of Racivir® for the treatment of human immunodeficiency virus (HIV). Our research and development efforts focus on nucleos(t)ide analogs, a class of compounds which act to inhibit the enzymes required for viral replication. We currently have three clinical-stage product candidates: R7128, a nucleoside analog for chronic HCV infections, has initiated a Phase 2b clinical trial in combination with Pegasys plus Copegus through a strategic collaboration with Roche; PSI-7851, an unpartnered, next generation HCV nucleotide analog, which recently began Phase 1 clinical studies and Racivir, for the treatment of HIV that has completed a Phase 2 clinical trial.

Pegasys® and Copegus® are registered trademarks of Roche.

Contact

Richard E. T. Smith, Ph.D.

VP, Investor Relations and Corporate Communications

richard.smith@pharmasset.com

Office: +1 (609) 613-4181

Forward-Looking Statements

Pharmasset “Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding our business that are not historical facts are “forward-looking statements” that involve risks and uncertainties, including without limitation, the risk that adverse events could cause the cessation or delay of any of the ongoing or planned clinical trials and/or our development of our product candidates, the risk that the results of previously conducted studies involving our product candidates will not be repeated or observed in ongoing or future studies involving our product candidates, the risk that our collaboration with Roche will not continue or will not be successful and the risk that any one or more of our product candidates will not be successfully developed and commercialized. For a discussion of these risks and uncertainties, any of which could cause our actual results to differ from those contained in the forward-looking statements, see the section of our Annual Report on Form 10-K for the fiscal year ended September 30, 2008 and our Quarterly Report on Form 10-Q for the period ended March 31, 2009 filed with the Securities and Exchange Commission entitled “Risk Factors” and discussions of potential risks and uncertainties in our subsequent filings with the Securities and Exchange Commission.

PHARMASSET, INC.

CONDENSED STATEMENTS OF OPERATIONS AND COMPREHENSIVE NET LOSS

(UNAUDITED)

	Three Months Ended March 31,		Six Months Ended March 31,
	2009	2008	2009	2008
REVENUES	$1,902,679	$464,292	$2,366,970	$928,583

COSTS AND EXPENSES:
Research and development	13,694,247	8,990,469	27,717,177	19,540,840
General and administrative	2,893,504	3,809,073	6,962,874	6,428,818

Total costs and expenses	16,587,751	12,799,542	34,680,051	25,969,658

OPERATING LOSS	(14,685,072)	(12,335,250)	(32,313,081)	(25,041,075)

INVESTMENT INCOME	57,685	585,048	167,209	1,481,450
INTEREST EXPENSE	(844,822)	(386,161)	(1,601,734)	(749,337)

LOSS BEFORE INCOME TAXES	(15,472,209)	(12,136,363)	(33,747,606)	(24,308,962)
PROVISION FOR INCOME TAXES	—	—	—	—

NET LOSS	$(15,472,209)	$(12,136,363)	$(33,747,606)	$(24,308,962)

COMPREHENSIVE NET LOSS:
NET LOSS	$(15,472,209)	$(12,136,363)	$(33,747,606)	$(24,308,962)
UNREALIZED GAIN (LOSS) ON AVAILABLE-FOR-SALE INVESTMENTS	—	(29,572)	—	(29,572)

COMPREHENSIVE NET LOSS	$(15,472,209)	$(12,165,935)	$(33,747,606)	$(24,338,534)

NET LOSS PER SHARE
BASIC	$(0.59)	$(0.57)	$(1.36)	$(1.14)
DILUTED	$(0.59)	$(0.57)	$(1.36)	$(1.14)

WEIGHTED AVERAGE SHARES OUTSTANDING:
BASIC	26,262,090	21,379,638	24,799,895	21,321,336
DILUTED	26,262,090	21,379,638	24,799,895	21,321,336

PHARMASSET, INC.

CONDENSED BALANCE SHEET

	As of March 31, 2009	As of September 30, 2008
	(unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$79,289,134	$63,073,103
Short-term investments	—	497,310
Amounts due from collaboration partner	638,926	1,169,690
Prepaid expenses and other assets	865,731	1,008,083

Total current assets	80,793,791	65,748,186

EQUIPMENT AND LEASEHOLD IMPROVEMENTS:
Laboratory, office furniture and equipment	3,554,153	3,362,846
Leasehold improvements	1,836,553	1,836,553

	5,390,706	5,199,399
Less accumulated depreciation and amortization	(2,926,654)	(2,432,325)

Total equipment and leasehold improvements, net	2,464,052	2,767,074
OTHER ASSETS	424,400	466,809

TOTAL	$83,682,243	$68,982,069

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current portion of long-term debt	$5,774,058	$2,651,592
Current portion of capital lease obligation	—	41,641
Accounts payable	1,339,109	2,466,052
Accrued expenses	7,417,493	6,182,417
Deferred rent	124,463	124,463
Deferred revenue	1,857,136	1,857,136

Total current liabilities	16,512,259	13,323,301

DEFERRED RENT	17,732	79,793
DEFERRED REVENUE	2,940,382	3,868,965
LONG-TERM DEBT, net	16,291,594	16,522,665

Total liabilities	35,761,967	33,794,724

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY
Common Stock, $0.001 par value, 100,000,000 shares authorized, 28,111,991 and 23,340,498 shares issued and outstanding at March 31, 2009 (unaudited) and September 30, 2008, respectively	28,112	23,340
Warrants to purchase 127,248 and 116,183 shares of common stock for $12.05 per share, as of March 31, 2009, (unaudited) and September 30, 2008, respectively	1,229,767	1,140,114
Additional paid-in capital	192,201,947	145,818,439
Accumulated other comprehensive (loss) income	—	(2,604)
Accumulated deficit	(145,539,550)	(111,791,944)

Total stockholders’ equity	47,920,276	35,187,345

TOTAL	$83,682,243	$68,982,069